As filed with the Securities and Exchange Commission on May 7, 2007
Registration No. 333-131143

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED	MARYLAND	31-0724920
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL III	DELAWARE	31-1611041
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL IV	DELAWARE	31-1611043
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL V	DELAWARE	31-1611045
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL VI	DELAWARE	31-1611046
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard A. Cheap, Esq.
General Counsel and Secretary
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
(614) 480-4647
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Luigi L. De Ghenghi
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

CALCULATION OF REGISTRATION FEE

Proposed Maximum
		Proposed Maximum	Aggregate	Amount of
Title of Each Class of	Amount to be	Offering	Offering	Registration
Securities to be Registered	Registered(1)	Price Per Unit(1)	Price(1)	Fee(2)
Common Stock, without par value
Preferred Stock, without par value
Debt Securities
Junior Subordinated Debt Securities
Warrants
Guarantees of payment by Huntington Bancshares Incorporated
Trust Preferred Securities of Huntington Capital III
Trust Preferred Securities of Huntington Capital IV
Trust Preferred Securities of Huntington Capital V
Trust Preferred Securities of Huntington Capital VI

(1)	This registration covers an indeterminate number of securities of each identified class of the Registrants as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this Registration Statement.

(2)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee, except for the $88,275 that has already been paid with respect to the $750 million aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-126899, which was withdrawn pursuant to Rule 477(a). Pursuant to Rule 457(p), such unutilized registration fee shall be applied to pay the first $88,275 of the registration fee that will be payable with respect to this Registration Statement.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-131143) is being filed by Huntington Bancshares Incorporated for the purpose of (i) adding Huntington Capital III, Huntington Capital IV, Huntington Capital V and Huntington Capital VI, statutory trusts formed under the laws of the State of Delaware (the “Trusts”), as issuers and co-registrants to the Registration Statement hereunder, (ii) adding additional classes of securities to the Registration Statement as described in the accompanying prospectus, (iii) updating the information in Part II with respect to the addition of the Trusts and the additional classes of securities referenced herein, and (iv) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

Huntington Bancshares Incorporated

Common Stock
Preferred Stock
Debt Securities
Junior Subordinated Debt Securities
Warrants
Guarantees

Huntington Capital III
Huntington Capital IV
Huntington Capital V
Huntington Capital VI

Trust Preferred Securities

Huntington Center
41 South High Street
Columbus, Ohio 43287
614-480-8300

The securities listed above may be offered and sold, from time to time, by us, the Trusts or one or more selling securityholders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed and traded on the Nasdaq National Market under the symbol “HBAN”.

These securities are our unsecured obligations and are not savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 7, 2007

Page

About This Prospectus	1
Where You Can Find More Information	3
Forward-Looking Statements	4
Huntington Bancshares Incorporated	4
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	5
Certain ERISA Considerations	5
Plan of Distribution	6
Legal Matters	7
Experts	7
EX-4.I: CERTIFICATE OF TRUST OF HUNTINGTON CAPITAL III
EX-4.J: DECLARATION OF TRUST OF HUNTINGTON CAPITAL III
EX-4.K: CERTIFICATE OF TRUST OF HUNTINGTON CAPITAL IV
EX-4.L: DECLARATION OF TRUST OF HUNTINGTON CAPITAL IV
EX-4.M: CERTIFICATE OF TRUST OF HUNTINGTON CAPITAL V
EX-4.N: DECLARATION OF TRUST OF HUNTINGTON CAPITAL V
EX-4.O: CERTIFICATE OF TRUST OF HUNTINGTON CAPITAL VI
EX-4.P: DECLARATION OF TRUST OF HUNTINGTON CAPITAL VI
EX-4.Q: FORM OF AMENDED AND RESTATED DECLARATION OF TRUST
EX-4.R: FORM OF JUNIOR SUBORDINATED INDENTURE
EX-4.U: FORM OF GUARANTEE AGREEMENT
EX-5.B: OPINION OF VENABLE LLP
EX-5.C: OPINION OF RICHARDS, LAYTON & FINGER, P.A.
EX-23.D: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.E: CONSENT OF DELOITTE & TOUCHE LLP
EX-25.A: FORM T-1 UNDER THE SENIOR INDENTURE
EX-25.B: FORM T-1 UNDER THE SUBORDINATED INDENTURE
EX-25.C: FORM T-1 UNDER THE JUNIOR SUBORDINATED INDENTURE
EX-25.D: FORM T-1 OF THE BANK OF NEW YORK UNDER THE AMENDED AND RESTATED DECLARATION OF HUNTINGTON CAPITAL III
EX-25.E: FORM T-1 UNDER THE AMENDED AND RESTATED DECLARATION OF HUNTINGTON CAPITAL IV
EX-25.F: FORM T-1 UNDER THE AMENDED AND RESTATED DECLARATION OF HUNTINGTON CAPITAL V
EX-25.G: FORM T-1 UNDER THE AMENDED AND RESTATED DECLARATION OF HUNTINGTON CAPITAL VI
EX-25.H: FORM T-1 UNDER THE GUARANTEE FOR HOLDERS OF THE PREFERRED SECURITIES OF HUNTINGTON CAPITAL III
EX-25.I: FORM T-1 UNDER THE GUARANTEE FOR HOLDERS OF THE PREFERRED SECURITIES OF HUNTINGTON CAPITAL IV
EX-25.J: FORM T-1 UNDER THE GUARANTEE FOR HOLDERS OF THE PREFERRED SECURITIES OF HUNTINGTON CAPITAL V
EX-25.K: FORM T-1 UNDER THE GUARANTEE FOR HOLDERS OF THE PREFERRED SECURITIES OF HUNTINGTON CAPITAL VI

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

We may offer the following securities from time to time:

•	common stock;

•	preferred stock;

•	debt securities;

•	junior subordinated debt securities;

•	warrants; and

•	guarantees.

The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts.

Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

One or more of our subsidiaries, including The Huntington Investment Company, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

When we refer to “we”, “our”, and “us” in this prospectus, we mean Huntington Bancshares Incorporated and our consolidated subsidiaries, unless the context indicates that we refer only to the parent company, Huntington Bancshares Incorporated. References to the “Trusts” are to Huntington Capital III, Huntington Capital IV, Huntington Capital V and Huntington Capital VI, statutory Delaware trusts and the issuers of the trust preferred securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we and the Trusts are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until we and the Trusts sell all the securities offered by this prospectus or, if later, the date on which any of our affiliates cease offering and selling these securities in market-making transactions pursuant to this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2006, including information specifically incorporated by reference into our Form 10-K from our 2007 Annual Report to Shareholders and our definitive Proxy Statement for our 2007 Annual Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2007;

•	Current Reports on Form 8-K filed on May 7, 2007, April 18, 2007 and April 5, 2007; and

•	“Item 1. Financial Statements” from Sky Financial Group, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007 (consisting of the unaudited quarterly condensed financial statements) and “Item 8. Financial Statements and Supplementary Data” from Sky Financial Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (consisting of the audited annual financial statements).

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Jay Gould Sr.
Investor Relations
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
Phone: 614-480-4060

FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement contains or incorporates by reference forward-looking statements about us. These statements include descriptions of products or services, our plans or objectives for future operations, including pending acquisitions, and forecasts of revenues, earnings, cash flows, or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading “Risk Factors” included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the Securities and Exchange Commission.

We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made. We assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events.

HUNTINGTON BANCSHARES INCORPORATED

We are a multi-state diversified financial holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio. Through our subsidiaries, we provide full-service commercial and consumer banking services, mortgage banking services, automobile financing, equipment leasing, investment management, trust services, brokerage services, private mortgage insurance; reinsure credit life and disability insurance; and other insurance and financial products and services. Our banking offices are located in Ohio, Michigan, West Virginia, Indiana, and Kentucky. Certain activities are also conducted in Arizona, Florida, Georgia, Maryland, Nevada, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, and Vermont. We have a foreign office in the Cayman Islands and another in Hong Kong. The Huntington National Bank (the Bank), organized in 1866, is our only bank subsidiary.

As a registered financial holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System. We are required to file with the Federal Reserve Board reports and other information regarding our business operations and the business operations of our subsidiaries.

We are a separate and distinct legal entity from our bank and other subsidiaries. Our principal source of funds to make payments on our securities is dividends, loan payments, and other funds from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. The notes to our consolidated financial statements contained in our annual and quarterly filings with the SEC, which are incorporated by reference into this prospectus, describe the legal and contractual restrictions on the ability of our subsidiaries to make payment to us of dividends, loans, or advances.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities will be added to our general funds and will be available for general corporate purposes, including, among other things:

•	the repayment of existing indebtedness,

•	the repurchase of our common stock,

•	investments in, or extensions of credit to, our existing or future subsidiaries, and

•	the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the five years ended December 31, 2006 and the three months ended March 31, 2007 are indicated below.

Three Months Ended
	March 31,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges:
Excluding interest on deposits	2.51x	2.49x	3.23x	3.88x	3.91x	4.08x
Including interest on deposits	1.46x	1.48x	1.79x	2.23x	2.12x	1.94x

The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) (fixed charges)

Fixed charges consist of:

•	the consolidated interest expense of Huntington, including or excluding the interest expense of deposits as indicated, and

•	one-third of Huntington’s rental expense, net of rental income from subleases, which we believe is representative of the interest portion of the rental payments.

Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in any of the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges presented above.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing, and other employee benefit plans which are subject to Title I of the Employee Retirement Security Act of 1974, as amended

(which we refer to as “ERISA”), (ii) plans, accounts, and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), or provisions under federal, state, local, non-U.S., or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (which we refer to as “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts, or arrangements. Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such pension, profit sharing, or other employee benefit plans that are subject to Section 406 of ERISA or Section 4975 of the Code. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, class, or administrative exemption. A fiduciary of any such plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

PLAN OF DISTRIBUTION

We may sell these securities offered under this prospectus through agents, through underwriters or dealers, or directly to one or more purchasers.

Underwriters, dealers, and agents that participate in the distribution of these securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of these securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which these securities may be listed.

The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including The Huntington Investment Company, in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

We may have agreements with the underwriters, dealers, and agents, including our affiliates, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Davis Polk & Wardwell. Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts, will pass upon certain legal matters for the Trusts. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards (‘SFAS‘) No. 123(R), Share-Based Payment, SFAS No. 156, Accounting for Servicing of Financial Assets, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, in 2006, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sky Financial Group, Inc. incorporated in this prospectus by reference from Sky Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, in 2005), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
NASD filing fee	**
Trustee Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing Fees	**
Rating Agency Fees	**
Miscellaneous	**
TOTAL	**

*	Deferred in reliance upon Rules 456(b) and 457(r).

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The charter of Huntington Bancshares Incorporated provides that it shall indemnify its directors to the full extent of the general laws of the State of Maryland now or hereafter in force, including the advance of expenses to directors subject to procedures provided by such laws; its officers to the same extent it shall indemnify its directors; and its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with the Maryland law.

Section 2-418 of the Maryland General Corporation law provides, in substance, that a corporation may indemnify any present or former director or officer, or any individual who, while a director or officer of the corporation and at the request of the corporation, has served another enterprise as a director, officer, partner or trustee who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, unless it is proved that the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director or officer actually received an improper personal benefit in money, property, or services; or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director or officer may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director or officer shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit.

Termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct. Termination of any proceeding by conviction, plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct. Indemnification is not permitted unless authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not at the time parties to the proceeding (or a majority of a committee of two or more such directors designated by the full board); (2) by special legal counsel selected by the board of directors; or (3) by the stockholders (other than stockholders who are also directors or officers who are parties).

Section 2-418 provides that a present or former director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding. A court of appropriate jurisdiction upon application of a director or officer and such notice as the court shall require may order indemnification in the following circumstances: (1) if it determines a director or officer is entitled to reimbursement pursuant to a director’s or officer’s success, on the merits or otherwise, in the defense of any proceeding, the court shall order indemnification, in which case the director or officer shall be entitled to recover the expenses of securing such reimbursement; or (2) if it determines that a director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the case of a proceeding charging improper personal benefit to the director or officer, shall be limited to expenses.

The reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director or officer of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director or officer to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director or officer may be entitled both as to action in his official capacity and as to action in another capacity while holding such office.

Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee, or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

Subject to certain exceptions, the directors and officers of Huntington Bancshares Incorporated and its affiliates are insured (subject to certain maximum amounts and deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers or while acting in their capacities as fiduciaries in the administration of certain of Huntington Bancshares Incorporated’s employee benefit programs. Huntington Bancshares Incorporated is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

ITEM 16.  EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit	Description

1(a).**	Form of Distribution Agreement.
1(b).**	Form of Underwriting Agreement for Common Stock.
1(c).**	Form of Underwriting Agreement for Preferred Stock.
1(d).**	Form of Underwriting Agreement for Debt Securities.
1(e).**	Form of Underwriting Agreement for Trust Preferred Securities.

Exhibit	Description

4(a).*	Articles of Restatement of Charter, Articles of Amendment to Articles of Restatement of Charter, and Articles Supplementary — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.
4(b).*	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference.
4(c).*	Amended and Restated Bylaws as of February 21, 2007 — previously filed as Exhibit 3.3 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.
4(d).*	Articles Supplementary — previously filed as Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.
4(e).*	Senior Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and JPMorgan Chase Bank, N.A., Trustee.
4(f).*	Subordinated Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and JPMorgan Chase Bank, N.A., Trustee.
4(g).**	Form of Fixed Rate Note.
4(h).**	Form of Floating Rate Note.
4(i).	Certificate of Trust of Huntington Capital III.
4(j).	Declaration of Trust of Huntington Capital III.
4(k).	Certificate of Trust of Huntington Capital IV.
4(l).	Declaration of Trust of Huntington Capital IV.
4(m).	Certificate of Trust of Huntington Capital V.
4(n).	Declaration of Trust of Huntington Capital V.
4(o).	Certificate of Trust of Huntington Capital VI.
4(p).	Declaration of Trust of Huntington Capital VI.
4(q).	Form of Amended and Restated Declaration of Trust of Huntington Capital III, IV, V and VI.
4(r).	Form of Junior Subordinated Indenture between Huntington and The Bank of New York, as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities.
4(s). **	Form of Junior Subordinated Note.
4(t). **	Form of Warrant Agreement, including form of Warrant Certificate.
4(u).	Form of Guarantee Agreement for Huntington Capital III, IV, V and VI.
4(v).	Form of Trust Preferred Security (included in Exhibit 4(q)).
5(a).*	Opinion of Porter, Wright, Morris & Arthur LLP as to the validity of the common stock, preferred stock and debt securities to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).
5(b).	Opinion of Venable LLP as to the validity of the Junior Subordinated Debt Securities, Warrants and Guarantees to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).
5(c).	Opinion of Richards, Layton & Finger, P.A. as to the legality of the Trust Preferred Securities to be issued by Huntington Capital III, IV, V and VI. (including the consent of such counsel).
8.1**	Opinion of Shearman & Sterling LLP as to certain tax matters.
12.1*	Computation of the Ratio of Earnings to Fixed Charges for the year ended December 31, 2006 — previously filed as Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.
12.2*	Computation of the Ratio of Earnings to Fixed Charges for the three months ended March 31, 2007 — previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the three months ended March 31, 2007, and incorporated herein by reference.
23(a).	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5(a)).
23(b).	Consent of Venable LLP (included in Exhibit 5(b)).
23(c).	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5(c)).
23(d).	Consent of Deloitte & Touche LLP.

Exhibit	Description

23(e).	Consent of Debloitte & Touche LLP.
24.*	Power of Attorney.
25(a).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York, as Trustee under the Senior Indenture.
25(b).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York, as Trustee under the Subordinated Indenture.
25(c).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as trustee under the Junior Subordinated Indenture.
25(d).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital III.
25(e).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital IV.
25(f).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital V.
25(g).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital VI.
25(h).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital III.
25(i).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital IV.
25(j).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital V.
25(k).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital VI.

*	Previously filed.

**	To be filed under a Current Report on Form 8-K and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 7th, 2007.

HUNTINGTON BANCSHARES INCORPORATED

/s/ Donald R. Kimble Name: Donald R. Kimble Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7th, 2007:

By:	Thomas E. Hoaglin* Name: Thomas E. Hoaglin Title: Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	By:	/s/ Donald R. Kimble Name: Donald R. Kimble Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

		By:	Thomas P. Reed* Name: Thomas P. Reed Title: Senior Vice President and Controller (Principal Accounting Officer)

Raymond J. Biggs* Name: Raymond J. Biggs Title: Director	David P. Lauer* Name: David P. Lauer Title: Director

Don M. Casto III* Name: Don M. Casto III Title: Director	David L. Porteus* Name: David L. Porteus Title: Director

Michael J. Endres* Name: Michael J. Endres Title: Director	Kathleen H. Ransier* Name: Kathleen H. Ransier Title: Director

Karen A. Holbrook* Name: Karen A. Holbrook Title: Director	Wm. J. Lhota* Name: Wm. J. Lhota Title: Director

John B. Gerlach, Jr.* Name: John B. Gerlach, Jr. Title: Director

*By:	/s/ Donald R. Kimble Name: Donald R. Kimble Title: Attorney-in-Fact for each of the persons indicated

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital III has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 7th, 2007.

HUNTINGTON CAPITAL III

By:	HUNTINGTON BANCSHARES INCORPORATED
as sponsor

/s/  Donald R. Kimble
Name:   Donald R. Kimble

Title:	Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital IV has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 7th, 2007.

HUNTINGTON CAPITAL IV

By:	HUNTINGTON BANCSHARES INCORPORATED
as sponsor

/s/  Donald R. Kimble
Name:   Donald R. Kimble

Title:	Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital V has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 7th, 2007.

HUNTINGTON CAPITAL V

By:	HUNTINGTON BANCSHARES INCORPORATED
as sponsor

/s/  Donald R. Kimble
Name:   Donald R. Kimble

Title:	Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital VI has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 7th, 2007.

HUNTINGTON CAPITAL VI

By:	HUNTINGTON BANCSHARES INCORPORATED
as sponsor

/s/  Donald R. Kimble
Name:   Donald R. Kimble

Title:	Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

1(a).**	Form of Distribution Agreement.
1(b).**	Form of Underwriting Agreement for Common Stock.
1(c).**	Form of Underwriting Agreement for Preferred Stock.
1(d).**	Form of Underwriting Agreement for Debt Securities.
1(e).**	Form of Underwriting Agreement for Trust Preferred Securities.
4(a).*	Articles of Restatement of Charter, Articles of Amendment to Articles of Restatement of Charter, and Articles Supplementary — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.
4(b).*	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference.
4(c).*	Amended and Restated Bylaws as of February 21, 2007 — previously filed as Exhibit 3.3 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.
4(d).*	Articles Supplementary — previously filed as Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.
4(e).*	Senior Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and JPMorgan Chase Bank, N.A., Trustee.
4(f).*	Subordinated Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and JPMorgan Chase Bank, N.A., Trustee.
4(g).**	Form of Fixed Rate Note.
4(h).**	Form of Floating Rate Note.
4(i).	Certificate of Trust of Huntington Capital III.
4(j).	Declaration of Trust of Huntington Capital III.
4(k).	Certificate of Trust of Huntington Capital IV.
4(l).	Declaration of Trust of Huntington Capital IV.
4(m).	Certificate of Trust of Huntington Capital V.
4(n).	Declaration of Trust of Huntington Capital V.
4(o).	Certificate of Trust of Huntington Capital VI.
4(p).	Declaration of Trust of Huntington Capital VI.
4(q).	Form of Amended and Restated Declaration of Trust of Huntington Capital III, IV, V and VI.
4(r).	Form of Junior Subordinated Indenture between Huntington and The Bank of New York, as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities.
4(s).**	Form of Junior Subordinated Note.
4(t).**	Form of Warrant Agreement, including form of Warrant Certificate.
4(u).	Form of Guarantee Agreement for Huntington Capital III, IV, V and VI.
4(v).	Form of Trust Preferred Security (included in Exhibit 4(q)).
5(a).*	Opinion of Porter, Wright, Morris & Arthur LLP as to the validity of the common stock, preferred stock and debt securities to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).
5(b).	Opinion of Venable LLP as to the validity of the Junior Subordinated Debt Securities, Warrants and Guarantees to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).
5(c).	Opinion of Richards, Layton & Finger, P.A. as to the legality of the Trust Preferred Securities to be issued by Huntington Capital III, IV, V and VI. (including the consent of such counsel).
8.1**	Opinion of Shearman & Sterling LLP as to certain tax matters.
12.1*	Computation of the Ratio of Earnings to Fixed Charges for the year ended December 31, 2006 — previously filed as Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.

Exhibit	Description

12.2*	Computation of the Ratio of Earnings to Fixed Charges for the three months ended March 31, 2007 — previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the three months ended March 31, 2007, and incorporated herein by reference.
23(a).	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5(a)).
23(b).	Consent of Venable LLP (included in Exhibit 5(b)).
23(c).	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5(c)).
23(d).	Consent of Deloitte & Touche LLP.
23(e).	Consent of Deloitte & Touce LLP.
24.*	Power of Attorney.
25(a).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York, as Trustee under the Senior Indenture.
25(b).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York, as Trustee under the Subordinated Indenture.
25(c).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as trustee under the Junior Subordinated Indenture.
25(d).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital III.
25(e).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital IV.
25(f).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital V.
25(g).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital VI.
25(h).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital III.
25(i).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital IV.
25(j).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital V.
25(k).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital VI.

*	Previously filed.

**	To be filed under a Current Report on Form 8-K and incorporated by reference herein.